EXHIBIT 23.1


          Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 333-26053, 33-86948, 33-99058, 333-00686, 333-46215), and on
Form S-3 (Nos. 333-14931, 333-25975, 333-39287 and 333-47595) of The
Panda Project, Inc. of our report dated March 10, 1998 appearing on page F-2 of this Transition Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-25 of this Form 10-K.



/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP



Fort Lauderdale, Florida
March 10, 1998